DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated effective as of October 25, 2018

BETWEEN:

Security Devices International Inc.

(the "**Company**")

AND:

FinTekk AP, LLC

(the "**Creditor**")

WHEREAS:

A. The Company is indebted to the Creditor in the amount set out opposite the Creditor's name in Schedule "A" (the "**Debt**").

B. The Creditor is willing to accept shares in the capital of the Company, subject to the terms and conditions hereinafter set forth, in settlement of the Debt.

C. The Company wishes to issue shares to the Creditor in satisfaction of the Debt, on the terms and conditions herein set forth and subject to all necessary regulatory approvals.

NOW THEREFORE in consideration of the premises and of the mutual covenants and provisos herein contained, the parties agree as follows:

1. The Company confirms and acknowledges its indebtedness to the Creditor in the amount of the Debt and further confirms and acknowledges that the Debt is justly due and owing to the Creditor.

2. The Creditor agrees to accept common shares in the Company at an agreed upon value of USD$0.15 per share, in full satisfaction of the Debt. The number of Shares to be issued to the Creditor (the "**Shares**") in satisfaction of the Debt is set out in Schedule "A".

3. The Creditor acknowledges that the issuance of Shares hereunder is to be made in reliance on an exemption from the prospectus and registration requirements of the Ontario Securities Act (the "**Act**") and the Securities Act of 1933 (the "**1933 Act**").

4. The issuance of the Shares to the Creditor is conditional upon the Company receiving the approval (the "**Exchange Approval**") of the Canadian Securities Exchange (the "**Exchange**") to such issuance. The Creditor agrees to co-operate fully with the Company in attempting to obtain the Exchange Approval and to make available to the Company such information as may reasonably be required by the Exchange for that purpose. In connection with the Company's application to the Exchange, the Company is required to disclose information concerning the Creditor (the "**Personal Information**") including the

name and address of the undersigned, information concerning the Debt and the details of this Agreement. The undersigned hereby consents to:

(a) the disclosure of the Personal Information by the Issuer to the Exchange; and

(b) the collection, use and disclosure of Personal Information by the Exchange in accordance with its policies.

5. The issuance of the Shares provided for hereunder shall take place as soon as is practical following the receipt of the Exchange Approval, as evidenced by delivery to the Creditor of a certificate in the name of the Creditor representing the Shares. If that share certificate is not delivered to the Creditor on or before 31 days from the date of this Agreement, then the Creditor shall be entitled to give 10 days' written notice to the Company of the Creditor's withdrawal from this Agreement, whereupon this Agreement shall be null and void unless the share certificate is delivered to the Creditor within that 10 day period.

6. The Creditor acknowledges that the Shares will be subject to a six month hold period as required by Securities Act of 1934, and further contractually agrees, hereby, to further limit sales of the securities subscribed for hereunder to no more than thirty (30%) percent of the published average daily trading volume for the preceding five (5) day period, on a day on or before the day that is eighteen (18) months after the date of issuance. The certificate representing the Shares will bear a legend noting the foregoing restrictions.

7. The Company shall, in the event that it files a registration statement at any time during the six (6) month holding period contemplated in Section 6 above, provide piggy back registration rights to the Creditor in respect of the Shares.

8. The Company represents and warrants to the Creditor that:

(a) the Company is validly subsisting under the laws of the State of Delaware and subject to the corporate law of that jurisdiction,

(b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company, and

(c) upon issuance of the Shares to the Creditor, all necessary corporate action will have been taken by the Company to allot and issue the Shares and the Shares shall be validly issued as fully paid and non-assessable shares in the capital of the Company.

9. The Creditor represents and warrants to the Company that:

(a) the Creditor is a resident in the State of California,

(b) the Creditor will be the beneficial owner of the Shares,

(c) the Creditor (i) is a company duly incorporated and existing under the laws of its incorporating jurisdiction, (ii) has the power and capacity to own the Shares, enter into this Agreement and carry out its terms and conditions to the full extent, and (iii) has validly authorized by all necessary corporate action of the Creditor in respect of the subscription contemplated hereby,

(d) the Creditor is not acquiring the Shares with knowledge of any "material change" or "material fact" (as those terms are defined in the Act) concerning the Company that is not generally known to the public (except knowledge of the transaction described herein),

(e) the Creditor is aware the Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Act and the 1933 Act and accordingly the Creditor will not have the benefit of information which would be contained in a prospectus and that certain protections, rights and remedies provided by the Act will not be available to the Creditor.

(f) the Creditor has not received an offering memorandum in respect of the Shares,

(g) no person made to the Creditor any written or oral representations

(i) that any person will re-sell or re-purchase the Shares;

(ii) that any person will refund the purchase price of the Shares; and

(iii) as to the future price or value of the Shares.

(h) the Creditor is aware the Shares must be considered highly speculative.

10. The parties hereto agree to execute and deliver, without further consideration, all such further and other documents or assurances as may be required in order to carry out this Agreement according to its true intent.

11. This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors and permitted assigns.

12. Upon execution of this Agreement the Creditor is bound to accept the Shares, if issued in accordance with the terms and conditions hereof, and upon delivery of the Shares contemplated hereunder the Debt will be absolutely released and discharged.

13. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be part of and form one single document. This Agreement may be executed by telecopy and the parties agree that the telecopied or faxed execution page shall be considered valid.

14. This Agreement shall be construed in accordance with the laws of the State of Delaware.

15. This Agreement is not assignable by either party.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Security Devices International Inc.

Per: ______________________
Authorized Signatory

FinTekk AP, LLC

Per: ______________________
Authorized Signatory

SCHEDULE "A"

Full Name and Address of Creditor	Amount of Indebtedness	No. of Shares To Be Issued	Reason For Indebtedness
FinTekk AP, LLC 180 Newport Center Dr., Suite 235A Newport Beach, CA 92660	US$1,000,000.00	6,666,666	Fees arising under sponsorship agreement dated as of October 18, 2018.

SCHEDULE "B"

ACCREDITED INVESTOR CERTIFICATION

I understand that investment in the Shares of Security Devices International Inc. (the "**Company**") is an illiquid investment. I consent to the affixing by the Company of such legends on certificates representing the Shares as any applicable federal or state securities law or any securities law of any other applicable jurisdiction may require from time to time, and as otherwise contemplated in this Agreement.

I represent and warrant to the Company that: (i) the information provided in this Accredited Investor Certification is complete, true and correct; (ii) I and my Investment Managers, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of the Shares; (iii) I and my Investment Managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information provided to me and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Shares; (iv) neither I nor my Investment Managers, if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Debt Settlement Agreement; and (v) I am acquiring the Shares for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares.

I understand that the purchase price for the Shares does not reimburse for any costs incurred by me for legal, tax, accounting or financial advice, including fees paid to my purchaser representative, if any.

The undersigned (i) is authorized and otherwise duly qualified to purchase and hold the Shares, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its residence address set forth in this Debt Settlement Agreement, and (iv) has not been formed for the specific purpose of acquiring the Shares. The persons executing the Debt Settlement Agreement, as well as all other agreements related to the Offering, if any, represent that they are duly authorized to execute all such agreements on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.)

All of the information which I have furnished to the Company and which is set forth in the Debt Settlement Agreement is correct and complete as of the date of the Debt Settlement Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information. I further agree to be bound by all of the terms and conditions of the Offering described in the Debt Settlement Agreement and the other documents and agreements related thereto, if any. I am the only person with a direct or indirect interest in the Shares subscribed for by this Debt Settlement Agreement. I agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents, and attorneys, including the Placement Agent and its attorneys, from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Debt Settlement Agreement or by reason of any breach of the representations and warranties made by the undersigned herein or in any agreement provided by the undersigned to the Company in connection with this Offering. This subscription is not transferable or assignable by me without the written consent of the Company. If more than one person is executing this Agreement, the obligations of each shall be joint and several and the representations and warranties contained in this Debt Settlement Agreement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns. This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns. This Debt Settlement Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware.

Initial applicable space(s) below. See additional information below under DEFINITION OF "ACCREDITED INVESTOR", below.

__________ A corporation with total assets in excess of $5,000,000.

DEFINITION OF "ACCREDITED INVESTOR"

The term "accredited investor" means:

- A bank as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (the "**Investment Company Act**") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("**ERISA**"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

- A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

- An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

- A director or executive officer of the Company.

- A natural person whose individual net-worth or joint net worth with that person's spouse, at the time of his or her purchase exceeds US $1,000,000. See Definitions section, above, for additional information.

- A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. See Definitions section, above, for additional information.

- A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective